Exhibit 31
CERTIFICATION
Pursuant to Rule 13a-14(a) of the Exchange Act
I, J. Steven Whisler, Chairman and Chief Executive Officer, certify that:
1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K of Phelps Dodge Corporation; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.
Date: March 16, 2007

/s/ J. Steven Whisler

J. Steven Whisler Chairman and Chief Executive Officer

I, Ramiro G. Peru, Executive Vice President and Chief Financial Officer, certify that:
1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K of Phelps Dodge Corporation; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.
Date: March 16, 2007

/s/ Ramiro G. Peru

Ramiro G. Peru Executive Vice President and Chief Financial Officer